Morgan Stanley Special Growth Fund
                          Item 77(O) 10F-3 Transactions
                         March 1, 2004 - August 31, 2004



 Security   Purcha  Size    Offeri    Total   Amount   % of    % of
Purchased    se/     of       ng     Amount     of    Offeri   Fund   Brokers
            Trade  Offeri    Price     of     Shares    ng      s
             Date    ng       of    Offering  Purcha  Purcha   Tota
                            Shares              sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
            6/22/0 10,000   $11.00  $110,000   3,900  0.039%   0.02    Morgan
              4     ,000              ,000                      2%    Stanley,
                                                                      Deutsche
                                                                        Bank
Salesforce                                                           Securities
   .com                                                                , UBS
                                                                     Investment
                                                                       Bank,
                                                                      Wachovia
                                                                     Securities
                                                                     , William
                                                                      Blair &
                                                                      Company